UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 13, 2025

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other Jurisdiction
of Incorporation)
033-90866	25-1615902
(Commission File No.)	(I.R.S. Employer Identification No.)

30 Isabella Street Pittsburgh, Pennsylvania	15212
(Address of Principal Executive Offices)	(Zip Code)

(412) 825-1000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value per share	WAB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

As discussed in Item 7.01 below, on January 14, 2025, Westinghouse Air Brake Technologies Corporation (the “Company”) published a presentation relating to the acquisition discussed in Item 8.01 below, which presentation is furnished as Exhibit 99.2.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 2.02, including Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such a filing.

Item 7.01.	Regulation FD Disclosure.

On January 14, 2025, the Company published a press release relating to the acquisition discussed in Item 8.01 below.  A copy of the press release is furnished as Exhibit 99.1. The Company is also furnishing a presentation relating to the acquisition, a copy of which is furnished as Exhibit 99.2.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

On January 14, 2025, the Company announced that it had entered into a definitive agreement, dated January 13, 2025, to acquire Evident Inspection Technologies (“Evident”), a business line of Evident Corporation. Evident is a global leader in Non-Destructive Testing, Remote Visual Inspection and Analytical Instruments solutions for mission critical assets. Recognized for its industry-leading brands and reference-standard technologies, Evident brings highly attractive and complementary technologies to Wabtec’s Digital Intelligence business. The acquisition of Evident significantly expands Wabtec’s capabilities, adding automated inspection capabilities, and augments Wabtec’s existing offerings in the rail, mining and industrial sectors while also broadening Wabtec’s reach into other complementary sectors.

Headquartered near Boston, Massachusetts, Evident serves its global customer base through four engineering and production facilities in North America and Japan with more than 1,300 team members.

The Company agreed to acquire Evident for $1.78 billion, subject to customary adjustments.  The transaction is subject to customary closing conditions and regulatory approvals, with the Company expecting to finalize the purchase of Evident in the first half of 2025.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated January 14, 2025

99.2	Presentation dated January 14, 2025

104	Cover Page Interactive Data File within the Inline XBRL document.

Caution Concerning Forward-Looking Statements
This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected benefits of the acquisition, including anticipated synergies and the expected impact on Wabtec's operational and financial performance, and the expected timing of the transaction. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “anticipate,” “estimate,” “expect,” “outlook,” “position,” “project,” “recur,” “strategy,” and “will” or other similar words or expressions. Forward-looking statements are based upon current plans, assumptions, estimates and expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) the risk that the proposed transaction may not be completed in the time frame expected by Wabtec or at all; (2) the potential for unexpected costs, charges or expenses resulting from the proposed transaction; (3) uncertainty of the expected financial performance of Evident and the combined company following completion of the proposed transaction; (4) risks associated with the integration of Evident and the potential for failure to realize the anticipated benefits and synergies of the proposed transaction; (5) the ability of the combined company to implement its business strategy; (6) inability to retain key personnel; (7) changes in general economic and/or industry specific conditions; and (7) other risk factors as detailed from time to time in Wabtec’s reports filed with the Securities and Exchange Commission. The foregoing list of important factors is not exclusive.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

	By:	/s/ David L. DeNinno
David L. DeNinno
Executive Vice President, General Counsel and Secretary

Date: January 14, 2025